Exhibit 10.18E

                                    AMENDMENT

          AMENDMENT, dated as of March 12, 1999 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of June 18, 1998 (as heretofore amended, the "CREDIT AGREEMENT") among RECOTON CORPORATION, a New York corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                             SECTION I. AMENDMENTS

          1.1. AMENDMENTS TO SUBSECTION 1.1. The definition of "EBITDA" in subsection 1.1 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following:

                    "; PROVIDED, HOWEVER, that, for purposes of calculations pursuant to subsection 7.1 only, if for any period prior to December 31, 1999 Net Income shall be reduced as a result of the establishment by the Borrower of a reserve for the eventual resolution of the customs investigation disclosed in the Borrower's Form 10-K for the year ended December 31, 1997 referred to in subsection 4.6, there shall be added to Net Income for such period an amount equal to such reduction (provided that the aggregate of the amounts added to Net Income for all such periods pursuant to this proviso shall not exceed $15,000,000)"

          1.2. AMENDMENT TO SUBSECTION 7.2. Subsection 7.2 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following new clause (j):

                    "(j) Indebtedness of the Borrower in an amount not to exceed $15,000,000 evidenced by a promissory note payable to the United States of America or an agency thereof delivered in settlement of obligations of the Borrower arising out of the customs investigation disclosed in the Borrowers Form 10-K for the year ended Decemer 31, 1997 referred to in subsection 4.6."

                            SECTION II. MISCELLANEOUS

          2.1. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof and after giving effect to this Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement MUTATIS MUTANDIS, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, PROVIDED that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended prior to the date hereof and pursuant to this Amendment.

          2.2 EFFECTIVENESS. This Amendment shall become effective as of December 31, 1998 upon:

                    (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by each of the Borrower, each Guarantor, the Administrative Agent and the Required Lenders; and

                    (b) receipt by the Administrative Agent of amendments or waivers to the Note Purchase Agreements with respect to the Senior Notes in form and substance satisfactory to the Required Lenders.

          2.3. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.

          2.4. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          2.5. INTEGRATION. This Amendment represents the agreement of the Borrower and the Administrative Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent relative to the subject matter hereof and thereof not expressly set forth or referred to herein.

          2.6. EXPENSES. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          2.7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

          2.8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 RECOTON CORPORATION

                                 By: /s/ Arnold Kezsbom
                                    --------------------------
                                     Name:  Arnold Kezsbom
                                     Title: Vice President


                                 THE CHASE MANHATTAN BANK,
                                 as Administrative Agent and as a Lender

                                 By: /s/ C. F. Matthiessen
                                    --------------------------
                                    Name: C. F. Matthiessen
                                    Title: Vice President

                                 SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                 ASSOCIATION

                                 By: /s/ William C. Barr III
                                    ---------------------------
                                    Name: William C. Barr
                                    Title: First Vice President


                                 HARRIS TRUST AND SAVINGS BANK

                                 By: /s/ Raymond Whitacre
                                    ---------------------------
                                     Name: Raymond Whitacre
                                     Title: Managing Director


                                 MARINE MIDLAND BANK

                                 By: /s/ Thomas Dionian
                                    -------------------------------
                                     Name: Thomas Dionian
                                     Title: Vice President


                                 FIRST UNION NATIONAL BANK

                                 By: /s/ Timothy N. Hyslop
                                    -------------------------------
                                     Name: Timoth N. Hyslop
                                     Title: Senior Vice President

          THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AGREEMENT AS OF THE DATE HEREOF:

                             Christie Design Corporation, a Delaware corporation InterAct Accessories, Inc., a Delaware corporation Recoton Audio Corporation, a Delaware corporation ReCone, Inc., a Delaware corporation
                             Recoton Home Audio, Inc., a California corporation Recoton Japan, Inc., an Illinois corporation Recoton International Holdings, Inc., a Delaware corporation
                             Recoton European Holdings, Inc., a Delaware corporation
                             AAMP of Florida, Inc., a Florida corporation

                             By: /s/ Stuart Mont
                                ------------------------
                                Name:  Stuart Mont
                                Title: Vice President

                             Recoton German Holdings GmbH, a
                             German corporation Mac Audio
                             Electronic GmbH, a German
                             corporation Magnat Audio-Produkte
                             GmbH, a German corporation Heco
                             Audio-Produkte GmbH, a German
                             corporation Recoton Italia s.r.l.,
                             an Italian corporation

                             By: /s/ Jeremy Mermagen
                                -------------------------------
                                 Name:  Jeremy Mermagen
                                 Title: Director

                             Recoton Canada Ltd., a Canadian corporation

                             By: /s/ Stuart Mont
                                -------------------------------
                                 Name:  Stuart Mont
                                 Title: President

                             Recoton (Far East) Limited, a Hong Kong corporation STD Holding Limited, a Hong Kong corporation
                             STD Electronic International Limited, a Hong Kong
                              corporation
                             STD Manufacturing Limited, a Hong Kong corporation STD Plastic Industrial Limited, a Hong Kong corporation
                             STD Trading Limited, a Hong Kong corporation
                             Peak Hero Limited, a Hong Kong corporation
                             Ever Smart Management Limited, a Hong Kong
                               corporation

                             By: /S/ Robert L. Borchardt
                                -------------------------------------
                                Name:  Robert L. Borchardt
                                Title: Director